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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                           JURISDICTION OF
SUBSIDIARY                                  INCORPORATION
----------                                  -------------
Holly Sugar Corporation....................... New York
Savannah Foods & Industries, Inc.(1).......... Delaware

(1) The Company acquired 50.1% of the outstanding common stock of Savannah Foods & Industries, Inc. on October 17, 1997.